UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2007, SIRVA, Inc. (“SIRVA”), through SIRVA Relocation Credit, LLC, its wholly-owned, special purpose subsidiary (“SRC”), and its subsidiaries, SIRVA Relocation LLC (“SIRVA Relocation”), Executive Relocation Corporation (“Executive Relocation”) and SIRVA Global Relocation, Inc. (“SIRVA Global”), entered into a third amended and restated receivables sale agreement (the “Sale Agreement”), with the several purchasers party thereto (the “Purchasers”), as purchasers, LaSalle Bank National Association (“LaSalle”), as agent, and General Electric Capital Corporation, as syndication agent.  The receivables are primarily home equity advances and other payments made on behalf of transferees and corporate clients, arising under certain relocation services agreements.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  An affiliate of LaSalle also is a lender under the credit agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., a subsidiary of SIRVA, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells on a non-recourse basis to the Purchasers, which are unaffiliated third parties, undivided interests in a receivables portfolio in an amount up to $182.5 million.  Under the Sale Agreement, the Purchasers acquire their undivided interest by paying up to 95% of the face value of the eligible receivables.  To the extent there are excess collections beyond what is required to be paid to the Purchasers, SRC is entitled to payment from the collected balances.  SIRVA Relocation, Executive Relocation and SIRVA Global are involved in the receivables collection process.  Among other things, the Sale Agreement also reflects (1) the termination of the commitments and repayments of investments of certain purchasers under the previous receivables sale agreement, (2) certain changes in the amounts of the commitments, (3) modifications to certain definitions relating to eligible receivables and advance rates for purchases by the purchasers, and (4) an extension of the termination date of this arrangement to September 30, 2008.

The description of the Sale Agreement set forth above is qualified in its entirety by reference to the actual terms of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 9.01.  Financial Statements and Exhibits.

 (d)         Exhibits

10.1

Third Amended and Restated Receivables Sale Agreement, dated as of September 28, 2007, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc., as servicers and originators, the Purchasers party thereto, LaSalle Bank National Association, as agent, and General Electric Capital Corporation, as syndication agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: October 4, 2007
	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
10.1

Third Amended and Restated Receivables Sale Agreement, dated as of September 28, 2007, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC, Executive Relocation Corporation and SIRVA Global Relocation, Inc., as servicers and originators, the Purchasers party thereto, LaSalle Bank National Association, as agent, and General Electric Capital Corporation, as syndication agent.